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                                                                    EXHIBIT 99.2


PROXY                                                                      PROXY

                                SCHWITZER, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                           WEDNESDAY, MAY 31, 1995

     The undersigned hereby appoint(s) Donald C. Clark and Gary G. Dillon, or either of them, as proxies for the undersigned, with full power of substitution, to vote all of the shares of common stock of Schwitzer, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on Wednesday, May 31, 1995, or at any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy materials is hereby acknowledged.

               PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE
                (Continued and to be signed on reverse side)

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   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY / /
                                                    For     Withheld     For All
1.  Election of Directors--                         / /       / /          / /
Nominees: Donald C. Clark, Gary G. Dillon,
Willard R. Hildebrand

(Except Nominee(s) written below)


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                                                    For     Against     Abstain
2.  Adoption of the Agreement and Plan of Merger    / /       / /         / /
    with Kuhlman  Corporation and Spinner
    Acquisition Corp.

                                                    For     Against     Abstain
3.  Ratification of the appointment of Arthur       / /       / /         / /
    Andersen LLP as the independent
    auditors of the corporation.

                                                    For     Against     Abstain
4.  In their discretion, upon such other            / /       / /         / /
    business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED, FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE CORPORATION.


Dated                                                                     , 1995
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Signature
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IMPORTANT:  Please sign exactly as your name or names appear on this card. If stock is held jointly, all joint owners must sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should give their full titles.